              (11) STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                                          YEARS ENDED
                                                                       ---------------------------------------------------
                                                                        OCTOBER 26,         OCTOBER 27,        OCTOBER 29,
                                                                           1997                1996                1995
                                                                       ------------         -----------        -----------
Earnings per Common Share - Primary
   Average shares outstanding                                            48,539,573          42,590,581         41,405,428
   Net effect of dilutive stock options-based on the treasury
     stock method using average market price                                    (B)              87,916            113,688
                                                                       ------------         -----------        -----------

      Totals                                                             48,539,573          42,678,497         41,519,116
                                                                       ============         ===========        ===========

   Income (loss) from continuing operations                            $(35,710,842)        $26,045,894        $11,202,369
   Income from discontinued operations                                                          397,816          8,136,588
   Income from gain on sale of discontinued operations                                       22,080,375          5,532,748
                                                                       ------------         -----------        -----------
     Net income (loss)                                                 $(35,710,842)        $48,524,085        $24,871,705
                                                                       ============         ===========        ===========

Per Share Amount:
   Income (loss) from continuing operations                            $       (.74)        $       .61        $       .27
   Income from discontinued operations                                                              .01                .20
   Income from gain on sale of discontinued operations                                              .52                .13
                                                                       ------------         -----------        -----------

     Net income (loss)                                                 $       (.74)        $      1.14        $       .60
                                                                       ============         ===========        ===========

Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                            48,539,573          42,590,581         41,405,428
   Net effect of dilutive stock options-based on the treasury stock method using the year end market price, if higher
     than average market price                                                  (B)              97,569            113,688
   Assumed conversion of convertible debentures                                 (A)           5,577,679                (A)
                                                                       ------------         -----------        -----------

     Totals                                                              48,539,573          48,265,829         41,519,116
                                                                       ============         ===========        ===========

   Income (loss) from continuing operations                            $(35,710,842)        $26,045,894        $11,202,369
   Add convertible debentures interest, net of
     income tax                                                                 (A)           4,806,760                (A)
                                                                       ------------         -----------        -----------
   Total from continuing operations                                     (35,710,842)         30,852,654         11,202,369

   Income from discontinued operations                                                          397,816          8,136,588
   Income from gain on sale of discontinued operations                                       22,080,375          5,532,748
                                                                       ------------         -----------        -----------

     Net income (loss)                                                 $(35,710,842)        $53,330,845        $24,871,705
                                                                       ============         ===========        ===========

Per Share Amount:
   Income (loss) from continuing operations                            $       (.74)        $       .64        $       .27
   Income from discontinued operations                                                              .01                .20
   Income from gain on sale of discontinued operations                                              .45                .13
                                                                       ------------         -----------        -----------

     Net income (loss)                                                 $       (.74)        $      1.10        $       .60
                                                                       ============         ===========        ===========

(A) The 1997 and 1995 fully diluted computations exclude the effects of the assumed conversion of the debentures because it had an antidilutive effect.
(B) For 1997, both primary and fully diluted loss per share computations exclude the effects of common stock equivalents in the determination of the weighted average number of shares outstanding because their inclusion had an antidilutive effect.